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                                                                    Exhibit 99.1



[CREDIT ACCEPTANCE LOGO]

                                                        SILVER TRIANGLE BUILDING
                                        25505 WEST TWELVE MILE ROAD - SUITE 3000
                                                      SOUTHFIELD, MI  48034-8339
                                                                  (248) 353-2700
                                                        WWW.CREDITACCEPTANCE.COM

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                             DATE: DECEMBER 7, 2004


                                    INVESTOR RELATIONS: DOUGLAS W. BUSK
                                                        TREASURER
                                                        (248) 353-2700 EXT. 4432
                                                        IR@CREDITACCEPTANCE.COM



                                    NASDAQ SYMBOL:    CACC

                CREDIT ACCEPTANCE CORPORATION ANNOUNCES PROMOTION

         SOUTHFIELD, MICHIGAN -- DECEMBER 7, 2004 -- CREDIT ACCEPTANCE CORPORATION (NASDAQ: CACC) today announced the promotion of Kenneth S. Booth to the position of Chief Financial Officer. Mr. Booth previously held the position of Chief Accounting Officer. Mr. Booth joined the Company in January 2004 after spending 12 years in public accounting, most recently as a senior manager for PricewaterhouseCoopers LLP.

DESCRIPTION OF CREDIT ACCEPTANCE CORPORATION

Since 1972, Credit Acceptance has provided auto loans to consumers, regardless of their credit history. Our product is offered through a nationwide network of automobile dealers who benefit by selling vehicles to consumers who otherwise could not obtain financing, by repeat and referral sales generated by these same customers, and from sales to customers responding to advertisements for our product, but who actually end up qualifying for traditional financing.

Without our product, consumers are often unable to purchase a vehicle or they purchase an unreliable one and are not provided the opportunity to improve their credit standing. As we report to the three national credit reporting agencies, a significant number of our customers improve their lives by improving their credit score and move on to more traditional sources of financing. Credit Acceptance is publicly traded on the NASDAQ National Market under the symbol CACC. For more information, visit www.creditacceptance.com.